UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑    Soliciting Material Pursuant to §240.14a-12

IZEA Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Item 8.01. Other Events.

Adjournment of Meeting

On December 15, 2021, IZEA Worldwide, Inc. (the "Company") commenced the Company's 2021 Annual Meeting of Stockholders (the "Annual Meeting"), as previously scheduled for Wednesday, December 15, 2021 at 5:00 pm (Eastern Standard Time), and adjourned the Annual Meeting until 11:00 am (Eastern Standard Time) on Friday, January 14, 2022, due to lack of a quorum. The Annual Meeting was adjourned to allow the Company's stockholders additional time to vote on the proposal described in the Company's Proxy Statement for the Annual Meeting.

Stockholders will be able to attend the reconvened Annual Meeting in the same location as originally scheduled. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect to the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting. The Company encourages all stockholders who have not yet voted to do so before Thursday, January 13, 2022 at 11:59 pm (Eastern Standard Time).

The close of business on October 19, 2021 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Annual Meeting.

On December 16, 2021, the Company issued a press release announcing the adjournment of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Supplemental Disclosures to the Proxy Statement

On October 22, 2021, the Company filed with the Securities and Exchange Commission a definitive proxy statement (the "Original Filing") in connection with the solicitation of proxies by the Company for the Annual Meeting and filed a supplement to the Original Filing on November 2, 2021 (the "Supplement" and the Original Filing, as amended by the Supplement, the "Proxy Statement").

The Current Report on this Form 8-K (this "Form 8-K") is being filed to update and supplement the Proxy Statement. The information contained in this Form 8-K amends and is incorporate by reference into the Proxy Statement. Terms used in this Form 8-K but not otherwise defined shall have the meanings ascribed to such terms in the Proxy Statement. Except as specifically supplemented or amended by the information contained in this Form 8-K, all information in the Proxy Statement remains accurate and should be considered in voting your shares.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 16, 2021, announcing adjournment of the Annual Meeting.